Form 4 Joint Filer Information

Name: Wessel German American Venture Partners,GbR

Address: c/o Crescendo Venture Management, LLC

  800 LaSalle Avenue, Suite 2250

  Minneapolis, MN  55402

Designated Filer: R. David Spreng

Issuer & Ticker Symbol: Callidus Software Inc. (CALD)

Date of Event Requiring Statement: May 3, 2005

Signature: /s/ R. David Spreng

  Its General Partner

Date: May 4, 2005